Exhibit 99.(a)(1)(D)

FORM OF PIN LETTER

American Capital, Ltd.

Two Bethesda Metro Center, 14th Floor

Bethesda, MD 20814

(301) 951- 6122

[American Capital, Ltd. Logo]

John J Smith

25 Main St

Apartment 5648 3rd Floor

<Address Line 3>

<Address Line 4>

<Address Line 5>

<Address Line 6>

Stamford, CT 06905

November 30, 2009

Dear John J Smith:

Tender Offer by American Capital, Ltd.

This letter is to inform you of your Personal Identification Number (PIN) needed to access your account on the “American Capital, Ltd. Tender Offer” website in order to make your election for American Capital, Ltd.’s tender offer. Please be advised that you must make your election on the website prior to the expiration time, which is December 28, 2009 at 11:59 p.m. Eastern Time. Whether you accept the offer or not, you should complete and submit an election form that sets forth your election for your eligible options.

Your temporary PIN is XXXXX

For security purposes, the first time you access your account at www.participantchoice.com/tenderoffer/ACAS, you will be prompted to change your PIN.

If you should have issues logging into the site, please contact David Ellis (301-272-1130) or Christopher Casserly (301-841-2043)

Sincerely,
American Capital, Ltd.